EXHIBIT 31.2

CERTIFICATION

I, Martin F. Petersen, certify that:

1. I have reviewed this Amendment No.1 on Form 10-K/A of Raser Technologies, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.*

Date: April 21, 2009	/S/ MARTIN F. PETERSEN
Martin F. Petersen,
Chief Financial Officer

*	Paragraphs 3, 4 and 5 of the form of certification are omitted because this Amendment No.1 on Form 10-K/A does not include the information as to which such paragraphs relate.